Filed Pursuant to Rule 424(b)(3)

Registration No. 333-281839

PROSPECTUS

7,607,143 Shares

Common Stock

This prospectus relates to the possible resale or other disposition, from time to time, of up to (a) 750,000 shares of our common stock issuable upon exercise of warrants to purchase shares of Golden Matrix Group, Inc., which we refer to as the “Company”, “we” or “us”, and (b) 6,857,143 shares of our common stock issuable upon conversion of an outstanding $12,000,000 Senior Secured Convertible Promissory Note, each discussed in greater detail below under “July 2024 Private Offering Transaction”, by the selling stockholder named in this prospectus or in supplements to this prospectus. See “Selling stockholder.” We are registering the applicable shares of our common stock to allow the selling stockholder, together with any additional selling stockholder listed in any applicable prospectus supplement, to sell the shares of common stock pursuant to the registration statement of which this prospectus forms a part. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by the selling stockholder, and we cannot predict when or in what amounts the selling stockholder may sell any of our shares of common stock offered by this prospectus. The prices at which the selling stockholder may sell the shares of our common stock will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions. We are filing the registration statement of which this prospectus is a part pursuant to contractual obligations that exist with the selling stockholder, as described in more detail in this prospectus under “July 2024 Private Offering Transaction.”

We are not selling any shares of our common stock under this prospectus, and any prospectus supplement, and will not receive any proceeds from any sale or disposition by the selling stockholder of the shares of our common stock covered by this prospectus and any prospectus supplement. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock to the extent such warrants are exercised for cash. The selling stockholder may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution”, including by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholder or the prices at which such shares will be sold.

We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling expenses incurred by the selling stockholder, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by it.

The selling stockholder and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “GMGI.” On September 19, 2024, the last reported sale price of our common stock on Nasdaq was $2.62 per share.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference herein as discussed in the “Risk Factors” section beginning on page 4 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 20, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, a selling stockholder named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder not named herein sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus. To the extent that any statement that we or the selling stockholder make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

This prospectus relates to the resale by the selling stockholder listed in this prospectus of up to 7,607,143 shares of our common stock. We will not receive any proceeds from the resale of any of the shares by the selling stockholder. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock to the extent such warrants are exercised for cash. We have agreed to pay for the expenses related to the registration of the shares being offered by the selling stockholder.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporated herein by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We do not imply or represent by delivering this prospectus that Golden Matrix Group, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

In this prospectus (including information incorporated by reference herein), we may rely on and refer to information regarding the sports betting and gaming industries in general from market research reports, analyst reports and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it, or commissioned any of it. Some data is also based on our good faith estimates. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in, or incorporated by reference into, the “Risk Factors” section of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

The selling stockholder may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of our common stock. See “Plan of Distribution” for more information.

You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “GMGI” and “Golden Matrix” refer to Golden Matrix Group, Inc. and its consolidated subsidiaries. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section, as well as our historical financial statements and the notes thereto which are incorporated by reference in this prospectus.

Our Company

We (i) operate online sports betting, online casino, and gaming operations in more than 15 jurisdictions across Europe, Africa and Central and South America, (ii) are an innovative provider of enterprise Software-as-a-Service (“SaaS”) solutions for online casino operators and online sports betting operators, commonly referred to as iGaming operators and, (iii) are a provider of pay to enter prize competitions in the United Kingdom (UK).

The Company employs approximately 1,100 personnel, operating both online (mobile and web) and approximately 700 company-owned or franchised betting shops, with a primary focus (in those shops) on sports betting, online casino games, and virtual games. Of those 700 shops, approximately 250 are owned by the Company’s subsidiaries and approximately 450 shops are owned by franchisees. This is complemented by a variety of slot machines and online casinos, eSports, fixed odds games, and other entertainment options, contingent on the regulatory parameters of the specific jurisdictions. While sports betting is a primary focus, the Company’s online casino revenue has grown significantly over the past years. The Company also operates in the business-to-business (“B2B”) segment where it develops and owns online gaming intellectual property (IP) and builds configurable and scalable, turn-key, and white-label gaming platforms for international customers, located primarily in the Asia Pacific region. In the B2B segment, the Company has developed a proprietary Internet gaming enterprise software system that provides for unique casino and live game operations on the platforms that include GM-X System (“GM-X”) and GM-Ag System, Turnkey Solution and White Label Solutions. These platforms are provided to Asia Pacific Internet-based and land-based casino operators as a turnkey technology solution for regulated real money Internet gaming (“RMiG”), Internet sports gaming, and virtual simulated gaming (“SIM”).

Summary of July 2024 Private Offering Transaction

On July 2, 2024, we sold Lind Global Asset Management VIII LLC, a Delaware limited partnership (the “Investor” or the “Selling Stockholder”), a secured, two-year, interest free convertible promissory note in the principal amount of $12,000,000 and a common stock purchase warrant to acquire 750,000 shares of common stock of the Company, which are discussed in greater detail below under “July 2024 Private Offering Transaction”. The shares of Company common stock issuable upon conversion of the $12,000,000 convertible promissory note and exercise of the warrants to purchase 750,000 shares of common stock sold to the Investor are being registered in the registration statement of which this prospectus forms a part.

MeridianBet Group Acquisition

On April 9, 2024 (the “Acquisition Date”), we consummated the transactions contemplated by that certain June 30, 2023, Amended and Restated Sale and Purchase Agreement of Share Capital (as amended and restated from time to time, the “MeridianBet Group Agreement”), between the Company and Aleksandar Milovanović, Zoran Milošević and Snežana Božović (collectively, the “Sellers”), the owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia; Društvo Sa Ograničenom Odgovornošću “MeridianBet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, the “MeridianBet Group”). On the Acquisition Date, the Company acquired 100% of the MeridianBet Group (the “Purchase”), effective for all purposes as of April 1, 2024.

Change in Fiscal Year

On, and effective on, April 5, 2024, the Board of Directors of the Company approved a change in the Company’s fiscal year end from October 31st to December 31st, to align the Company’s fiscal year end with that of MeridianBet Group.

Corporate Information

We were formed as a Nevada corporation in June 2008. Our executive offices are located at 3651 Lindell Road, Suite D131, Las Vegas, Nevada  89103, and our telephone number is (702) 318-7548. Our corporate website address is goldenmatrix.com. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investors,” “Financial Information”, “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the Securities and Exchange Commission.

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THE OFFERING

Securities to be Offered by the Selling stockholder	Up to 7,607,143 shares of our common stock issuable upon exercise of the Senior Convertible Note and Warrants (defined and discussed below under “July 2024 Private Offering Transaction”).

Common Stock Outstanding Prior to this Offering	122,708,617 shares of our common stock

Common Stock to be Outstanding Immediately after this Offering(1)	130,315,760 shares of our common stock

Use of Proceeds

All proceeds from the sale of the shares of common stock under this prospectus will be for the account of the selling stockholder.  We will not receive any proceeds from the sale of our shares of common stock offered pursuant to this prospectus.  However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock to the extent such warrants are exercised for cash.  See the section entitled “Use of Proceeds” in this prospectus.

Risk Factors

You should read the section entitled “Risk Factors” in this prospectus, and the information incorporated by reference therein, for a discussion of the risk factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market Symbol	GMGI

(1) Assumes the conversion in full, at the Floor Price (defined and discussed below under “July 2024 Private Offering Transaction”) of the Senior Convertible Note and the exercise in full, for cash, of the Warrants.

The number of shares of our common stock shown as issued and outstanding in the table above is based on 122,708,617 shares of our common stock outstanding as of September 20, 2024 and excludes:

●	540,000 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $2.42 per share;

●	shares of common stock issuable upon conversion of a Deferred Compensation Convertible Promissory Note dated June 17, 2024, in the current outstanding amount of $805,671;

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1,246,429 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $2.41 per share, including the Warrants; and

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2,131,300 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans, excluding the 540,000 shares of common stock issuable upon the exercise of outstanding options as discussed above.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein in their entirety, and those risk factors set forth below, together with the other information in this prospectus or any prospectus supplement and documents incorporated by reference in this prospectus or any prospectus supplement. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein, or below, occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

The issuance of common stock upon conversion of the Senior Convertible Note and exercise of the Warrants will cause immediate and substantial dilution to existing shareholders.

Commencing upon the earlier of (a) the date the registration statement of which this prospectus forms a part is declared effective by the SEC (September 20, 2024) and (b) one hundred thirty-five (135) days from the issuance date thereof, the Company is required to pay the outstanding principal amount of the Senior Convertible Note in 20 consecutive monthly payments of $600,000 each, provided that between payment dates, the Investor may increase such amount to up to $1,000,000 by providing written notice to the Company with such payment to be due and payable within two days of the receipt of such notice, for up to two monthly payments while the Note is outstanding.

At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company at a price based on 90% of the average of the five (5) lowest daily volume weighted average prices during the twenty (20) days prior to the payment date subject to a floor price of $1.75 per share, or a combination of cash and shares, provided that if at the time the share price is deemed to be the floor price, then in addition to the shares, the Company will pay the Investor an added amount of cash as determined pursuant to a formula contained in the Senior Convertible Note. In order for the Company to issue any shares in repayment of the Senior Convertible Note, the shares must either be eligible for immediate resale under Rule 144 or be registered under the Securities Act. Any portion of a monthly payment being made in cash is required to include a premium of five percent (5%) of such cash amount. The conversion price of the Senior Convertible Note is $4.00, a 150% premium over the closing price of the Company’s common stock on the date the Purchase Agreement (as defined below under “July 2024 Private Offering Transaction”) was entered into, subject to customary adjustments, however, if new securities, other than exempted securities, are issued by the Company at a price less than the conversion price, the conversion price shall be reduced to such price, subject to the Floor Price (as defined below under “July 2024 Private Offering Transaction”).

The Senior Convertible Note is convertible into shares of common stock of the Company by the Investor at any time, provided that no such conversion may be made that would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock (provided, that if at any time after the date of the Senior Convertible Note, the Investor and its affiliates beneficially own in excess of 4.99% of any class of equity interests in the Company that is registered under the Exchange Act, then the maximum percentage automatically increases to 9.99%).

The Warrants entitle the holder to purchase up to 750,000 shares of common stock of the Company until July 1, 2029, at an exercise price of $4.00 per share, subject to customary adjustments. In addition, the exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, which results in the exercise price being reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to a minimum exercise price of $2.25. The Warrants also provide for cashless exercise to the extent that the shares of common stock issuable upon exercise thereof are not covered by an effective registration statement (upon the earlier of, the registration statement of which this prospectus forms a part being declared effective and 135 days after the sale of the Warrants) or upon the occurrence of a Fundamental Transaction (as defined in the Warrants) and automatic exercise rights upon expiration of the Warrants, to the extent that the VWAP of the Company’s common stock on the day immediately preceding the expiration date is more than the exercise price, and the shares of common stock issuable upon exercise of the Warrants are not then covered by an effective registration statement.

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The Warrants are also subject to a similar maximum percentage exercise limitation as set forth in the Senior Convertible Note.

The issuance of common stock upon conversion of the Senior Convertible Note and exercise of the Warrants will result in immediate and substantial dilution to the interests of other stockholders since the holder of the Senior Convertible Note and Warrants may ultimately receive and sell the full amount of shares issuable in connection with the conversion of such Senior Convertible Note and exercise of the Warrants. Although the Senior Convertible Note and Warrant may not be converted/exercised by the holder thereof if such conversion would cause such holder to own more than 4.99% of our outstanding common stock (subject to certain increases to 9.99% as discussed above), these restrictions do not prevent such holder from converting/exercising some of its holdings, selling those shares, and then converting/exercising the rest of its holdings, while still staying below the 4.99% limit. In this way, the holder could sell more than these limits while never actually holding more shares than the limits allow. If the holder of the Senior Convertible Note  and Warrant chooses to do this, it will cause substantial dilution to the then holders of our common stock.

The availability of shares of common stock upon conversion of the Senior Convertible Note or exercise of Warrants for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock upon the conversion of our Senior Convertible Note or exercise of Warrants, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock upon the conversion of our Senior Convertible Note or exercise of Warrants, or the perception that such sales could occur, may cause the market price of our common stock to decline.

In addition, the common stock issuable upon the conversion of our Senior Convertible Note and exercise of Warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by holders of the Senior Convertible Note and Warrants, then the value of our common stock will likely decrease.

We were required to file the registration statement of which this prospectus forms a part to permit the public resale of the shares of common stock that may be issued upon the conversion of the Senior Convertible Note and exercise of the Warrants. The influx of those shares into the public market could potentially have a negative effect on the trading price of our common stock.

We are required to make amortization payments of the amounts owed under the Senior Convertible Note upon the occurrence of certain events and we may not have sufficient cash to make such payments, if required.

Commencing upon the earlier of (a) the date the registration statement of which this prospectus forms a part is declared effective by the SEC and (b) one hundred thirty-five (135) days from the issuance date of the Senior Convertible Note, the Company is required to begin paying the outstanding principal amount of the Senior Convertible Note in 20 consecutive monthly payments of $600,000 each, provided that between payment dates, the Investor may increase the repayment amount, to up to $1,000,000 by providing written notice to the Company with such payment to be due and payable within two days of the receipt of such notice, for up to two monthly payments while the Senior Convertible Note is outstanding. At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company at a price based on 90% of the average five (5) lowest daily volume weighted average prices during the twenty (20) days prior to the payment date subject to a floor price of $1.75 per share, or a combination of cash and shares, provided that if at the time the share price is deemed to be $1.75, then in addition to the shares, the Company will pay the Investor an added amount of cash as determined pursuant to a formula contained in the Senior Convertible Note. In order for the Company to issue any repayment shares, such shares must either be eligible for immediate resale under Rule 144 or be registered under the Securities Act. Any portion of a monthly payment being made in cash shall include a premium of five percent (5%) of such cash amount.

We may not have cash available to pay the required repayment amounts and the payment of the repayment amount in shares of common stock may cause significant dilution to existing shareholders.

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We face significant penalties if we fail to obtain the timely effectiveness of the required registration statement of which this prospectus forms a part.

The Company agreed to file the registration statement of which this prospectus forms a part with the Securities and Exchange Commission no later than sixty (60) days from July 1, 2024, which was timely filed. The Investor was also granted piggyback registration rights. Events of default include, but are not limited to, a payment default on any other indebtedness in excess of $500,000; failure to observe or perform any other covenant, condition or agreement contained in the Note or any transaction documents; failure of the Company to instruct its transfer agent to issue unlegended share certificates; the Company’s shares are no longer publicly-traded or cease to be listed; if after six months, the shares are not available for immediate resale under Rule 144; and at any time after December 3, 2024, the Company’s market capitalization is below $250 million for ten consecutive days. Upon an event of default, subject to any applicable cure periods, the holder may demand that all or a portion of the outstanding principal amount be converted into shares of common stock of the Company at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs during the 20 days prior to the delivery of the conversion notice, subject to the $1.75, floor price, provided that if at the time of such demand the conversion price is deemed to be the floor price, then in addition, to the shares of common stock of the Company at the floor price, the Company will pay the holder an additional amount of cash as determined pursuant to a formula contained in the Senior Convertible Note. Upon the occurrence of an event of default as described in the Senior Convertible Note and subject to certain cure rights set forth therein, the holder may at any time at its option declare the Senior Convertible Note immediately due and payable, together with an additional 20% of the outstanding principal amount thereof.

The failure to maintain the effectiveness of such registration statement, could require us to pay significant penalties to the Investor, and/or could reduce the conversion price of the Senior Convertible Note.

The Senior Convertible Note is secured by a Security Agreement over substantially all of our assets and a pledge of the securities of certain of our subsidiaries.

In connection with the issuance of the Senior Convertible Note, the Company entered into a Security Agreement with the Investor dated July 2, 2024, whereby the Company granted a security interest in, and pledges and assigns to the Investor over, all personal and fixture property of every kind and nature and all proceeds and products thereof of the Company, subject to the liens held by Unicredit Bank Serbia JSC Belgrade, to secure the payment and performance in full of all of the obligations of the Company to the Investor.

In addition, on July 2, 2024, we and the Investor entered into a Pledge Agreement pursuant to which the Company pledged to the Investor all of the Company’s rights, title and interest in and to all stock and other equity interests the Company owns in RKings Competitions Ltd. and GMG Assets Limited, its wholly-owned subsidiaries, to secure the repayment of the Note.

After such time as the principal amount of the Senior Convertible Note is $6,000,000 or less and, so long as no event of default has occurred and is continuing, at the request of the Company, the Investor agreed to release its lien on its collateral under the Security Agreement and Pledge Agreement.

As a result of the above, the Investor, in the event of the occurrence of a default under the Senior Convertible Note may enforce its security interests over our assets and/or our subsidiaries which secure such obligations, may take control of our assets and operations, and/or force us to curtail or abandon certain of our current business plans and operations. If that were to happen, any investment in the Company (including, but not limited to any investment in our common stock) could lose value.

The conversion price of the Senior Convertible Note and exercise price of the Warrants are subject to certain reset rights.

The conversion price of the Senior Convertible Note is $4.00, subject to customary adjustments, however, if new securities, other than exempted securities, are issued by the Company at a price less than the conversion price, the conversion price shall be reduced to such price, subject to a floor price of $1.75 per share.

The Warrant entitles the holder to purchase up to 750,000 shares of common stock of the Company until July 1, 2029, at an exercise price of $4.00 per share, subject to customary adjustments. In addition, the exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, which results in the exercise price being reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to a minimum exercise price of $2.25.

Such anti-dilution rights, if triggered, could result in a decrease in the conversion/exercise price of the Senior Convertible Note/Warrants combined with an increase in the number of shares of common stock issuable upon conversion of the Senior Convertible Note, which could result in significant dilution to existing shareholders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents or information incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others:

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our need for significant additional financing to grow and expand our operations, complete acquisitions and pay post-closing amounts due in connection therewith, including in connection with our recent MeridianBet Group acquisition;

•	dilution caused by the conversion of outstanding preferred stock, convertible notes and warrants, and/or acquisitions;

•	the Company’s ability to complete acquisitions, and the available funding for such acquisitions, disruptions caused by acquisitions, and other risks associated therewith;

•	the reliance on suppliers of third-party gaming content and the cost of such content;

•	the ability of the Company to obtain additional gaming licenses and maintain existing gaming license;

•	the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market;

•	the ability of the Company to manage growth;

•	the Company’s expectations for future growth, revenues, and profitability;

•	the Company’s expectations regarding future plans and timing thereof;

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•	the Company’s reliance on its management;

•	the fact that Aleksandar Milovanović has voting control over the Company;

•	related party relationships as well as conflicts of interest related thereto;

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the potential effect of economic downturns, recessions, changes in interest rates and inflation, and market conditions, including recessions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects as a result of changes in inflation and interest rates, global conflicts and other events;

•	the Company’s ability to protect its proprietary information and intellectual property (IP);

•	the ability of the Company to compete in its market;

•

the effect of current and future regulation, the Company’s ability to comply with regulations (both current and future) and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business;

•	the risks associated with gaming fraud, user cheating and cyber-attacks;

•	risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely, as well as cybersecurity and hacking risks;

•	risks relating to inventory management;

•	foreign exchange and currency risks;

•	the outcome of contingencies, including legal proceedings in the normal course of business;

•	the ability to compete against existing and new competitors;

•	the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments;

•	general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns;

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the risk of loss if a customer or counterparty to a financial instrument fails to meet its contractual obligations; principally from receivables from customers and transactions with financial institutions with which the Company deposits its surplus funds or mandatory deposits of funds for licensing purposes;

•	the risk that the Company will have difficulty meeting its obligations associated with its financial liabilities that are settled by delivering cash or another financial asset;

•	the risk that changes in market prices – such as foreign exchange rates and interest rates, will affect the Company’s income or the value of its holdings of financial instruments;

•	the risks relating to protection of the players’ deposits;

•	Risks that participants in a sports event intentionally lose or alter the outcome, leading to an unexpected outcome and potentially resulting in a higher payout than expected; and

•	other risk factors included under “Risk Factors” in our latest Annual Report on Form 10-K and Form 10-Q and set forth below, and/or incorporated by reference under “Risk Factors”, above.

8

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained or incorporated by reference in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, and any prospectus supplement and the documents incorporated therein, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, or any prospectus supplement, or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under, and incorporated by reference into, “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, and any prospectus supplement and the documents incorporated therein, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference, or any prospectus supplement and the documents incorporated therein. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

You should read this prospectus and the documents that we reference in this prospectus, and any prospectus supplement and the documents incorporated therein, and those documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

9

JULY 2024 PRIVATE OFFERING TRANSACTION

On July 2, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Investor, pursuant to which we issued the Investor a secured, two-year, interest free convertible promissory note in the principal amount of $12,000,000 (as amended to date, the “Senior Convertible Note”) and a common stock purchase warrant (the “Warrants”) to acquire 750,000 shares of common stock of the Company (each, a “Warrant Share”). A total of $10,000,000 was funded under the Senior Convertible Note (representing the principal amount less an original issue discount of 20%) on July 3, 2024 (the “Closing Date”). The proceeds from the sale of the Senior Convertible Note and the Warrants will be used for acquisition costs and future acquisitions. In connection with the issuance of the Senior Convertible Note and the Warrants, the Company paid a $250,000 commitment fee to the Investor.

Commencing upon the earlier of (a) the date the registration statement, of which this prospectus forms a part is declared effective by the SEC (as discussed below); and (b)  135 days from the issuance date, the Company is required to begin paying the outstanding principal amount of the Senior Convertible Note in 20 consecutive monthly payments of $600,000 each (the “Repayment Amount”), provided that between payment dates, the Investor may increase the Repayment Amount, to up to $1,000,000 by providing written notice to the Company with such payment to be due and payable within two days of the receipt of such notice, for up to two monthly payments while the Senior Convertible Note is outstanding.

At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company (the “Repayment Shares”) at a price based on 90% of the average five (5) lowest daily volume weighted average prices (“VWAPs”) during the twenty (20) days prior to the payment date (the “Repayment Share Price”) subject to a floor price of $1.75 per share (the “Floor Price”), or a combination of cash and Repayment Shares, provided that if at the time the Repayment Share Price is deemed to be the Floor Price, then in addition to the Repayment Shares, the Company will pay the Investor an added amount of cash as determined pursuant to a formula contained in the Senior Convertible Note. In order for the Company to issue any Repayment Shares, the Repayment Shares must either be eligible for immediate resale under Rule 144 or be registered under the Securities Act. Any portion of a monthly payment being made in cash is required to include a premium of five percent (5%) of such cash amount.

Following the date that is the earlier of (a) the date the registration statement of which this prospectus forms a part is declared effective by the SEC (as discussed in more detail below) or (b) the date that any shares issued pursuant to the Senior Convertible Note may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, the Company has the right, but not the obligation, to repay all, but not less than all, of the outstanding principal amount of the Senior Convertible Note, provided that any such repayment is required to include a premium of five percent (5%) of the outstanding principal amount of the Senior Convertible Note repaid, and the Investor has the right to convert up to one-third (1/3) of the outstanding principal amount of the Senior Convertible Note into common stock at a price per share equal to the lesser of Repayment Share price or the conversion price (as described below).

The Purchase Agreement contains a restriction whereby there cannot, under any circumstances, be more than 23,657,945 shares of common stock of the Company (representing 19.9% of the Company’s outstanding shares of common stock on the date the Purchase Agreement was entered into) issued under the Senior Convertible Note and the Warrant combined without first receiving shareholder approval to issue more than 23,657,945 shares of common stock of the Company thereunder.

The Company agreed to file a registration statement (the “Registration Statement”) with the SEC no later than sixty (60) days from July 1, 2024, covering the resale of all of the shares of common stock of the Company issuable to the Investor pursuant to the Senior Convertible Note and the Warrant, of which this prospectus forms a part. The Investor was also granted piggyback registration rights. In addition, pursuant to the terms of the Purchase Agreement, the Investor has the right to participate in any equity or debt offering, or combination of units thereof (a “Subsequent Financing”) equal to 20% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing until July 1, 2025.

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The Senior Convertible Note is convertible into shares of common stock of the Company by the Investor at any time, provided that no such conversion may be made that would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock (provided, that if at any time after the date of the Senior Convertible Note, the Investor and its affiliates beneficially owns in excess of 4.99% of any class of equity interests in the Company that is registered under the Exchange Act, then the maximum percentage automatically increases to 9.99%)(the “Maximum Percentage”). The conversion price of the Senior Convertible Note is $4.00, a 150% premium over the closing price of the Company’s common stock on the date the Purchase Agreement was entered into, subject to customary adjustments, however, if new securities, other than exempted securities, are issued by the Company at a price less than the conversion price, the conversion price shall be reduced to such price, subject to the Floor Price.

If there is a change of control of the Company, the Investor has the right to require the Company to prepay the outstanding principal amount of the Senior Convertible Note, together with a 5% prepayment premium. A change of control includes a change in the composition of the Board of Directors of the Company, a shareholder having beneficial ownership of more than 40%, or the sale or other disposition of the Company of all or substantially all of the assets.

The Senior Convertible Note contains certain negative covenants, including restricting the Company from certain distributions, loans or issuance of variable rate securities (subject to certain limited exceptions), for so long as the principal balance of the Senior Convertible Note is at least $2 million.

Upon the occurrence of an event of default as described in the Senior Convertible Note and subject to certain cure rights set forth therein, the holder may at any time at its option declare the Senior Convertible Note immediately due and payable, together with an additional 20% of the outstanding principal amount thereof. Events of default include, but are not limited to, a payment default on any other indebtedness in excess of $500,000; failure to observe or perform any other covenant, condition or agreement contained in the Senior Convertible Note or any transaction documents; failure of the Company to instruct its transfer agent to issue unlegended share certificates; the Company’s shares are no longer publicly-traded or cease to be listed; if after six months, the shares are not available for immediate resale under Rule 144; and the Company’s market capitalization is below $250 million for ten consecutive days at any time after December 3, 2024 (as a result of the August 9, 2024 First Amendment to Senior Secured Convertible Promissory Note entered into between the Company and the Investor). Upon an event of default, subject to any applicable cure periods, the holder may demand that all or a portion of the outstanding principal amount be converted into shares of common stock of the Company at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs during the 20 days prior to the delivery of the conversion notice, subject to the Floor Price, provided that if at the time of such demand the conversion price is deemed to be the Floor Price, then in addition, to the shares of common stock of the Company at the Floor Price, the Company will pay the holder an additional amount of cash as determined pursuant to a formula contained in the Senior Convertible Note.

The Warrant entitles the holder to purchase up to 750,000 shares of common stock of the Company until July 1, 2029, at an exercise price of $4.00 per Warrant Share, subject to customary adjustments. In addition, the exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, which results in the exercise price being reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to a minimum exercise price of $2.25. The Warrant also provides for cashless exercise to the extent that the Warrant Shares issuable upon exercise thereof are not covered by an effective registration statement (upon the earlier of, the Registration Statement being declared effective and 135 days after Closing) or upon the occurrence of a Fundamental Transaction (as defined in the Warrant) and automatic exercise rights upon expiration of the Warrant, to the extent that the VWAP of the Company’s common stock on the day immediately preceding the expiration date is more than the exercise price, and the Warrant Shares are not then covered by an effective registration statement. The Warrant is also subject to a similar Maximum Percentage limitation as set forth in the Senior Convertible Note.

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The Purchase Agreement includes certain customary representations, warranties, and indemnification obligations.

In connection with the issuance of the Senior Convertible Note, the Company entered into a Security Agreement with the Investor dated July 2, 2024 (the “Security Agreement”), whereby the Company granted a security interest in, and pledges and assigns to the Investor over, all personal and fixture property of every kind and nature and all proceeds and products thereof of the Company, subject to the liens held by Unicredit Bank Serbia JSC Belgrade, to secure the payment and performance in full of all of the obligations of the Company to the Investor.

In addition, on July 2, 2024, we and the Investor entered into a Pledge Agreement (the “Pledge Agreement”) pursuant to which the Company pledged to the Investor all of the Company’s rights, title and interest in and to all stock and other equity interests the Company owns in RKings Competitions Ltd. and GMG Assets Limited, its wholly-owned subsidiaries, to secure the repayment of the Senior Convertible Note.

After such time as the principal amount of the Senior Convertible Note is $6,000,000 or less and, so long as no event of default has occurred and is continuing, at the request of the Company, the Investor agreed to release its lien on its collateral under the Security Agreement and Pledge Agreement.

The registration statement of which this prospectus forms a part is the Registration Statement required pursuant to the terms of the Purchase Agreement, which was timely filed.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock issuable upon exercise of the Warrants by the selling stockholder from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholder. See “Selling Stockholder.”

We will, however, receive proceeds in connection with the exercise of the Warrants (to the extent such warrants are exercised for cash). We plan to use such proceeds, if any, for general working capital. We have also agreed to bear all fees and expenses incident to our obligation to register the shares of our common stock being offered by this prospectus.

SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder upon conversion of the Senior Convertible Note and upon exercise of the Warrants. For additional information regarding the warrants, see “July 2024 Private Offering Transaction” above. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale or other disposition from time to time.

We have prepared this table based on information furnished to us by or on behalf of the Selling Stockholder. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Exchange Act, and generally includes voting or investment power with respect to securities, including any securities that grant the Selling Stockholder the right to acquire common stock within 60 days of September 20, 2024 (the “Date of Determination”). We believe that the Selling Stockholder has sole voting and investment power with respect to all shares beneficially owned. To our knowledge, the Selling Stockholder is not affiliated with a broker-dealer registered under the Exchange Act.

The shares may be sold by the Selling Stockholder, by those persons or entities to whom it transfers, donates, devises, pledges or distributes shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by the Selling Stockholder in this prospectus. The Selling Stockholder may sell less than all of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the Selling Stockholder will sell under this prospectus.

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The Selling Stockholder has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than pursuant to the terms of the Purchase Agreement and related transactions, as discussed above “July 2024 Private Offering Transaction”.

The Selling Stockholder has represented to us that it purchased the shares of common stock offered herein for its own account, for investment only and not with a view toward selling or distributing them in violation of the Securities Act, except in sales either registered under the Securities Act, or sales that are exempt from registration. In recognition of the fact that the Selling Stockholder, even though purchasing its shares for investment, may wish to be legally permitted to sell its shares when it deems appropriate, we agreed with the Selling Stockholder to file a registration statement to register the resale of the shares. Information regarding the Selling Stockholder may change from time to time. Any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part, if required.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder. Our knowledge is based on information provided by the Selling Stockholder as of the Date of Determination.

The Selling Stockholder may have sold, transferred or otherwise disposed of some or all of the shares of our common stock listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the Selling Stockholder will sell all of the common stock being offered hereby pursuant to this prospectus.

Information about the Selling Stockholder may change from time to time, including by addition of additional selling stockholders, and if necessary, we will supplement this prospectus accordingly.

Number of
	Number of Shares of			Shares of
	Common Stock Beneficially			Common		Beneficial Ownership of
	Owned Prior to this			Stock		Common Stock After this
	Offering (1)(2)			Being		Offering (2)
Name of Selling stockholder	Number	Percentage		Offered		Number	Percentage
Lind Global Asset Management VIII LLC (3)	6,123,160	4.99	(4)	7,607,143	(5)	—	—

(1)

“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is as of the Date of Determination, and the percentage is based upon 122,708,617 shares of our common stock outstanding as of the Date of Determination.

(2)

Assumes for purposes of the “Beneficial Ownership of Common Stock After this Offering” that (i) all of the shares of common stock to be registered by the registration statement of which this prospectus is a part are sold in this offering and (ii) the Selling Stockholder does not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering. The registration of this offering of shares does not necessarily mean that the Selling Stockholder will sell all or any portion of the shares covered by this prospectus.

(3)

The shares of common stock beneficially owned by Lind Global Asset Management VIII LLC (“Lind”) are directly owned by Lind. Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind is 444 Madison Avenue, 41st Floor, New York, NY 10022.

(4)

The Senior Convertible Note is convertible into shares of common stock of the Company by the Investor at any time, provided that no such conversion may be made that would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock (provided, that if at any time after the date of the Senior Convertible Note, the Investor and its affiliates beneficially owns in excess of 4.99% of any class of equity interests in the Company that is registered under the Exchange Act, then the maximum percentage automatically increases to 9.99%).

(5)	Includes 750,000 shares of common stock issuable upon exercise of the Warrants and 6,857,143 shares of common stock issuable upon conversion of the Senior Convertible Note.

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PLAN OF DISTRIBUTION

We are registering shares of common stock issuable upon conversion of the Senior Convertible Note and exercise of the Warrants to permit the resale of these shares of common stock by the holder thereof time to time after the date of this prospectus. To the extent they are cash exercised, we will receive proceeds in connection with the applicable exercise price of the Warrants to purchase shares of our common stock. Other than such exercise price, we will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholder of the shares of common stock and any of its donees, pledgees, assignees, transferees and other successors-in-interest may, from time to time, in one or more transactions on the Nasdaq Stock Market or any other organized market where our shares of common stock may be traded or in private transactions, sell any or all of their shares of common stock covered hereby through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. These sales may be at fixed or negotiated prices. The Selling Stockholder may distribute the shares of our common stock offered hereby from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when selling the shares offered hereby:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the Selling Stockholder;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	put or call options transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	short sales;

●	agreements between broker-dealers and the Selling Stockholder to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

14

If the Selling Stockholder effects such transactions by selling shares of common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock offered hereby or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock offered hereby in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of common stock offered hereby short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares.

The Selling Stockholder may pledge or grant a security interest in some or all of the shares of common stock offered hereby and owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The Selling Stockholder also may transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholder and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock offered hereby is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock offered hereby by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock offered hereby to engage in market-making activities with respect to the shares of common stock offered hereby. All of the foregoing may affect the marketability of the shares of common stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock offered hereby.

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Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

The shares of common stock may also be sold under Rule 144 under the Securities Act, or any other exemption from registration under the Securities Act, if available for the Selling Stockholder, rather than under this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares of common stock if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder also may transfer the shares of common stock offered hereby in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective at all times until the first date on which all shares of common stock issuable upon conversion of the Senior Convertible Note and exercise of the Warrants are either sold pursuant to this registration statement or may be sold without restriction, including volume or manner-of-sale restrictions, pursuant to Rule 144 or have been sold by the Investor.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by The Loev Law Firm, PC.

EXPERTS

The consolidated financial statements of Golden Matrix Group, Inc. and subsidiaries for the years ended October 31, 2023 and 2022, appearing in Golden Matrix Group, Inc.’s Annual Report on Form 10‑K for the year ended October 31, 2023, have been audited by M&K CPAS, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance given on the authority of such firm as an expert in accounting and auditing.

The audited financial statements of the MeridianBet Group, comprising the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of owners’ equity, and consolidated statements of operations and comprehensive income, and consolidated statements of cash flows for the years then ended, and the related notes to the financial statements, included in Exhibit 99.1 to Golden Matrix Group, Inc.’s Current Report on Form 8-K/A (Amendment No. 1), filed with the SEC on June 4, 2024, have been audited by M&K CPAS, PLLC, as set forth in their report thereon, and are incorporated herein by reference in reliance given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the “Investors,” “Financial Information”, “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended October 31, 2023, filed with the SEC on January 17, 2024;
●

Our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2024, as filed with the SEC on March 14, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, as filed with the SEC on August 13, 2024;

●

Our Current Reports on Form 8-K and Form 8-K/A (as applicable) filed with the SEC on January 24, 2024; March 20, 2024; April 4, 2024; April 9, 2024; April 11, 2024; May 7, 2024; May 10, 2024; May 20, 2024; June 4, 2024; June 21, 2024; July 3, 2024; July 17, 2024; August 20, 2024, August 27, 2024, and September 11, 2024;

●

The description of our common stock contained in the Registration Statement on Form 8-A filed on March 14, 2022, as updated by the description of our common stock contained in Exhibit 4.2 to the Annual Report on Form 10-K for the year ended October 31, 2023, and as subsequently amended or updated.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may make a request for copies of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or by telephone. Requests should be directed to:

Golden Matrix Group, Inc.

3651 S. Lindell Road, Suite D131

Las Vegas, Nevada 89103

Attn: Corporate Secretary

info@goldenmatrix.com

Phone: (702) 318-7548

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors,” “Financial Information”, “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

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7,607,143 Shares

Common Stock

Prospectus